Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Alan D. Eskow
Executive Vice President and
Chief Financial Officer
973-305-4003

Valley National Bancorp Reports Quarterly Increases in Net Income and Loans

WAYNE, NJ –October 19, 2005 — Valley National Bancorp (NYSE:VLY) today reported higher net income of $41.9 million for the third quarter, an increase of 7.6 percent over the second quarter and 6.5 percent over the same quarter of 2004. Third quarter diluted earnings were $0.38 per share, a 5.6 percent increase over the second quarter and unchanged from the same quarter of 2004. Net income for the first nine months this year was $119.2 million, a 4.1 percent increase over last year. Even with the additional shares issued in connection with Valley’s two acquisitions earlier this year, the diluted earnings per share were $1.10, the same as last year.

The favorable results reflect the increase in net interest income of 8.6 percent in the third quarter compared to the same quarter last year and 3.1 percent over the previous quarter this year. The increases were achieved in spite of declines in the net interest margin.

Gerald H. Lipkin, Valley’s Chairman, President and CEO said, “We are pleased with the results considering we have been operating in one of the most challenging environments community banks like Valley have faced in some time. The flattening of the yield curve has pressured lending rates while the increase in short term rates has increased deposit and borrowing costs.” Mr. Lipkin added, “Valley continues to pursue its traditional structure and will not get caught up in chasing questionable lending practices or deposit rates at all costs.”

The branches recently acquired in connection with the Shrewsbury and NorCrown acquisitions have generated over 6,000 new deposit accounts, totaling in excess of $100 million, representing over 10 percent growth in accounts and balances for the two combined institutions.

During the quarter, loans increased by $238.5 million or 12.2 percent annualized. Compared to September 30, 2004, loans increased by 18.5 percent, while organic loan growth on an annual basis was 8.4 percent, excluding the loans acquired as a result of each acquisition. The most significant growth during the third quarter was in the automobile and commercial loan sectors. Automobile lending increased, as a result of the manufacturers “employee discount” sales promotion combined with the expanded market presence of Valley’s indirect dealer program with active account relationships of over

Valley National Bancorp (NYSE: VLY)

2005 3rd Quarter Earnings

October 19, 2005

640 dealers. In addition, commercial lines of credit increased with existing customers and new customers. Residential mortgage loans remained relatively unchanged during the quarter as Valley continues to operate utilizing traditional lending products and refrains from participating in the negative amortizing home mortgage business. The long term exposure here is not in keeping with Valley’s long term loan philosophy.

Reflecting the benefit of the recent acquisitions, as well as expansion of existing relationships, Valley’s deposits at the end of September were 17.4 percent over the same time last year. On a linked quarter basis, deposits increased 2.9 percent annualized, primarily from increases in savings and time deposits. Valley continues to price strategically to increase deposits in one of the most competitive deposit markets in the United States. However, on a continuing basis, Valley balances the growth of traditional core deposits against alternative wholesale funding vehicles.

Valley’s financial measurements remain excellent. Annualized return on average tangible equity was 23.94 percent, annualized return on average assets was 1.37 percent and the efficiency ratio was 50.31 percent. After considering the intangible purchase accounting adjustments arising from Valley’s two acquisitions, the GAAP return on equity was 18.20 percent.

Valley’s risk-based capital ratios at September 30, 2005 were 10.13 percent for Tier 1 capital, 12.03 percent for total capital and 7.75 percent for Tier 1 leverage. As a result of the $100 million subordinated debt issuance completed on July 13, 2005, the total capital ratio increased 9.2 percent from the prior quarter. Although the additional interest expense negatively impacted Valley’s third quarter results, the offering demonstrated management’s continued strategy to position the balance sheet for the long term. Mr. Lipkin stated, “The subordinated debt issuance provides Valley the flexibility to grow by de novo or acquisition, as opportunities in the marketplace present themselves.”

Net charge-offs for the third quarter were $1.0 million compared to $936 thousand for the second quarter of 2005 and $2.8 million for the fourth quarter of 2004. The provision for loan losses was $1.1 million for the third quarter of 2005 compared to $925 thousand for the second quarter of 2005 and $3.2 million for the fourth quarter of 2004. Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $25.8 million including additions from Shrewsbury and NorCrown, or 0.32 percent of loans and OREO, at September 30, 2005, compared to $26.1 million at June 30, 2005 and $30.8 million at December 31, 2004.

Loans past due 90 days or more and still accruing at September 30, 2005 were $6.8 million, or 0.08 percent of $8.1 billion of total loans, compared to $5.0 million at June 30, 2005 and $2.9 million at December 31, 2004. The current quarter increase was attributed to matured loans from the acquisitions. Total loans past due in excess of 30 days were 0.73 percent of all loans at September 30, 2005 compared to 0.69 percent at June 30, 2005 and 0.90 percent at December 31, 2004.

Non-interest income for the third quarter of 2005 was flat at $19.3 million, when compared to the prior quarter. For the nine months ended September 30, 2005 non-interest income decreased $5.1 million compared to the same period in 2004. Decreases in title insurance premiums, gains on sale of residential mortgage loans and reduced income from security gains accounted for the majority of the decrease.

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Valley National Bancorp (NYSE: VLY)

2005 3rd Quarter Earnings

October 19, 2005

Non-interest expense for the third quarter of 2005 increased to $61.5 million or 1.7 percent, when compared to the linked quarter ended June 30, 2005. Non-interest expense for the first nine months of 2005 increased by $14.8 million or 9.1 percent from the same period in 2004. The increase is mostly attributable to operating expenses related to the Shrewsbury and NorCrown mergers combined with additional regulatory related expenses. Mr. Lipkin stated, “The quarterly level of non-interest expense reflects the initial implementation of various cost cutting initiatives throughout the organization. The third quarter also included a full three months of operating expenses and core deposit amortization associated with NorCrown which closed on June 3, 2005. We expect to see a reduction in these operating expenses in future quarters once the NorCrown integration is complete.”

Income tax expense for the third quarter of 2005 was $17.7 million reflecting an effective tax rate of 29.6 percent. The decline from the prior quarter reflects a lower expected effective state income tax rate for the full year of 2005.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 162 offices located in 104 communities serving 12 counties throughout northern and central New Jersey and Manhattan. Valley’s web site can be found at http://www.valleynationalbank.com.

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The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of unanticipated economic conditions and legal and regulatory barriers including compliance issues related to AML/BSA compliance and the development of new tax strategies or the disallowance of prior tax strategies and the ability of Valley to successfully integrate NorCrown and Shrewsbury without the loss of significant loan and deposit business. Valley assumes no obligation for updating any such forward-looking statement at any time.

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-Tables to Follow-

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Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except for share data)	2005	2004	2005	2004
FINANCIAL DATA:
Net income	$41,942	$39,386	$119,201	$114,547
Net interest income	102,888	94,771	297,321	276,374
Net interest income - FTE (1)	104,611	96,413	302,431	281,123

Weighted Average Number of Shares Outstanding:
Diluted	111,636,535	104,072,003	108,590,868	104,072,887

Per share data:
Basic earnings	$0.38	$0.38	$1.10	$1.11
Diluted earnings	0.38	0.38	1.10	1.10
Cash dividends declared	0.22	0.21	0.65	0.63
Book value	8.25	6.72	8.25	6.72
Tangible book value	6.29	6.26	6.29	6.26
Closing stock price - high	24.54	24.96	26.50	26.12
Closing stock price - low	22.70	23.11	22.70	23.00

FINANCIAL RATIOS:
Net interest margin - FTE (1)	3.66%	3.94%	3.74%	3.95%
Annualized return on average assets	1.37	1.51	1.38	1.51
Annualized return on average equity	18.20	23.65	19.17	22.80
Annualized return on average tangible equity (2)	23.94	25.44	23.17	24.60
Efficiency ratio (3)	50.31	48.06	49.98	47.94

AVERAGE BALANCE SHEET ITEMS:
Assets	$12,255,800	$10,401,992	$11,538,118	$10,107,433
Interest earning assets	11,420,341	9,790,367	10,789,348	9,485,682
Loans	7,962,189	6,644,741	7,480,054	6,416,866
Interest bearing liabilities	9,308,938	7,939,067	8,776,015	7,660,791
Deposits	8,644,289	7,413,933	8,122,319	7,321,791
Shareholders’ equity	921,977	666,169	828,993	669,929

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)	Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. The annualized return on average tangible equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity.
(3)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2005	2004	2005	2004
ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$75,059	$64,812	$65,699	$64,650
Provision for loan losses	1,125	1,475	2,802	4,799
Charge-offs	1,889	2,182	5,153	8,162
Recoveries	885	1,219	2,580	4,037
Allowance for loan losses - Shrewsbury and NorCrown	0	0	9,252	0
End of period	$75,180	$65,324	$75,180	$65,324

	As of September 30,
	2005	2004
BALANCE SHEET ITEMS:
Assets	$12,483,716	$10,630,850
Loans	8,083,264	6,823,625
Deposits	8,690,535	7,402,105
Shareholders’ equity	918,127	696,166

CAPITAL RATIOS:
Tier 1 leverage ratio	7.75%	8.28%
Risk-based capital - Tier 1	10.13	10.81
Risk-based capital - Total Capital	12.03	11.63

ASSET QUALITY:
Non-accrual loans	$24,192	$17,915
Other real estate owned (OREO)	1,628	480
Total non-performing assets	25,820	18,395
Loans past due 90 days or more and still accruing	6,816	3,754

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.32%	0.27%
Allowance for loan losses to loans	0.93	0.96
Net charge-offs to average loans	0.05	0.09

SHAREHOLDER RELATIONS

Requests for copies of reports and/or other inquiries should be directed to Dianne Grenz, Director of Public & Shareholder Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except per share data)

	September 30,
	2005	2004
Assets
Cash and due from banks	$251,768	$195,887
Securities:
Available for sale	2,190,702	1,799,130
Held to maturity	1,241,014	1,278,403
Trading account	2,396	2,346

Total securities	3,434,112	3,079,879

Loans held for sale	1,452	8,252
Loans	8,081,812	6,815,373
Less: Allowance for loan losses	(75,180)	(65,324)

Loans, net	8,006,632	6,750,049

Premises and equipment, net	180,297	154,439
Due from customers on acceptances outstanding	12,698	13,836
Accrued interest receivable	58,269	49,068
Intangible assets	219,007	47,610
Bank owned life insurance	180,869	169,049
Other assets	138,612	162,781

Total assets	$12,483,716	$10,630,850

Liabilities
Deposits:
Non-interest bearing	$1,989,042	$1,722,255
Interest bearing:
Savings	4,246,416	3,487,954
Time	2,455,077	2,191,896

Total deposits	8,690,535	7,402,105

Federal funds purchased and securities sold under agreements to repurchase	639,140	578,019
Treasury tax and loan account and other short-term borrowings	3,479	25,060
Long-term debt	2,090,128	1,790,187
Bank acceptances outstanding	12,698	13,836
Accrued expenses and other liabilities	129,609	125,477

Total liabilities	11,565,589	9,934,684

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 164,894,580 shares; issued 111,430,999 shares in 2005 and 103,842,064 shares in 2004	39,340	34,963
Surplus	743,332	439,370
Retained earnings	157,793	215,025
Unallocated common stock held by the employee benefit plan	(13)	(129)
Accumulated other comprehensive (loss) gain	(17,616)	11,275

	922,836	700,504

Treasury stock, at cost (202,400 common shares in 2005 and 181,824 in 2004)	(4,709)	(4,338)

Total shareholders’ equity	918,127	696,166

Total liabilities and shareholders’ equity	$12,483,716	$10,630,850

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September 30,
	2005	2004
Interest Income
Interest and fees on loans	$122,084	$94,077
Interest and dividends on investment securities	41,668	38,278
Interest on federal funds sold and other short-term investments	247	76

Total interest income	163,999	132,431

Interest Expense
Interest on deposits:
Savings deposits	16,129	5,886
Time deposits	18,162	11,821
Interest on other borrowings	26,820	19,953

Total interest expense	61,111	37,660

Net Interest Income	102,888	94,771
Provision for loan losses	1,125	1,475

Net interest income after provision for loan losses	101,763	93,296

Non-Interest Income
Trust and investment services	1,956	1,899
Insurance premiums	3,004	3,401
Service charges on deposit accounts	5,875	5,118
Gains on securities transactions, net	361	594
Fees from loan servicing	1,709	1,934
Gains on sales of loans, net	501	792
Bank owned life insurance	1,820	1,532
Other	4,091	4,141

Total non-interest income	19,317	19,411

Non-Interest Expense
Salary expense	27,371	25,660
Employee benefit expense	6,774	5,919
Net occupancy expense	11,232	8,981
Amortization of intangible assets	2,275	2,083
Other	13,826	12,234

Total non-interest expense	61,478	54,877

Income before income taxes	59,602	57,830
Income tax expense	17,660	18,444

Net Income	$41,942	$39,386

Earnings Per Share:
Basic	$0.38	$0.38
Diluted	$0.38	$0.38
Weighted Average Number of Shares Outstanding:
Basic	111,256,033	103,609,898
Diluted	111,636,535	104,072,003

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Nine Months Ended September 30,
	2005	2004
Interest Income
Interest and fees on loans	$334,461	$270,876
Interest and dividends on investment securities	120,125	110,546
Interest on federal funds sold and other short-term investments	644	200

Total interest income	455,230	381,622

Interest Expense
Interest on deposits:
Savings deposits	36,836	15,761
Time deposits	46,820	34,262
Interest on other borrowings	74,253	55,225

Total interest expense	157,909	105,248

Net Interest Income	297,321	276,374
Provision for loan losses	2,802	4,799

Net interest income after provision for loan losses	294,519	271,575

Non-Interest Income
Trust and investment services	6,059	6,314
Insurance premiums	9,067	10,818
Service charges on deposit accounts	16,739	15,116
Gains on securities transactions, net	2,679	5,211
Fees from loan servicing	5,271	6,145
Gains on sales of loans, net	1,568	2,300
Bank owned life insurance	5,132	4,645
Other	11,492	12,591

Total non-interest income	58,007	63,140

Non-Interest Expense
Salary expense	78,817	73,939
Employee benefit expense	20,552	17,126
Net occupancy expense	31,131	27,111
Amortization of intangible assets	6,351	6,972
Other	40,750	37,607

Total non-interest expense	177,601	162,755

Income before income taxes	174,925	171,960
Income tax expense	55,724	57,413

Net Income	$119,201	$114,547

Earnings Per Share:
Basic	$1.10	$1.11
Diluted	$1.10	$1.10
Weighted Average Number of Shares Outstanding:
Basic	108,173,490	103,577,669
Diluted	108,590,868	104,072,887

Valley National Bancorp

(dollars in thousands)

	End of Period - 09/30/05	End of Period - 06/30/05	End of Period - 03/31/05	End of Period - 12/31/04	End of Period - 09/30/04
	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio
Commercial Loans	$1,416,091	$1,368,499	$1,310,757	$1,261,854	$1,316,972

Construction	459,935	457,258	435,812	368,120	282,299
Residential Mortgage	2,061,366	2,044,527	1,980,833	1,853,708	1,774,827
Commercial Mortgage	2,230,586	2,189,195	1,877,144	1,745,155	1,741,674

Total Mortgage Loans	4,751,887	4,690,980	4,293,789	3,966,983	3,798,800

Home Equity	571,441	559,049	554,534	517,325	510,790
Credit Card	8,764	8,849	8,745	9,691	9,433
Automobile	1,233,125	1,104,749	1,064,150	1,079,050	1,098,375
Other Consumer	101,956	112,665	89,050	99,412	89,255

Total Consumer Loans	1,915,286	1,785,312	1,716,479	1,705,478	1,707,853

Total Loans	$8,083,264	$7,844,791	$7,321,025	$6,934,315	$6,823,625

	Quarter End - 09/30/05			Quarter End - 06/30/05			Quarter End - 03/31/05			Quarter End - 12/31/04			Quarter End - 09/30/04
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$7,962,189	$122,127	6.14%	$7,480,523	$111,225	5.95%	$6,986,730	$101,235	5.80%	$6,913,293	$100,085	5.79%	$6,644,741	$94,114	5.67%
Taxable Investments	3,114,714	38,549	4.95%	2,960,641	37,439	5.06%	2,809,959	34,882	4.97%	2,749,399	34,191	4.97%	2,803,510	35,307	5.04%
Non-Taxable Investments	313,324	4,799	6.13%	325,138	4,854	5.97%	323,590	4,587	5.67%	322,141	4,572	5.68%	325,127	4,576	5.63%
Fed Funds and Other Int. Earning Assets	30,114	247	3.28%	34,900	291	3.34%	12,067	106	3.51%	18,545	96	2.07%	16,989	76	1.79%

Total Int. Earning Assets	11,420,341	165,722	5.80%	10,801,202	153,809	5.70%	10,132,346	140,810	5.56%	10,003,378	138,944	5.56%	9,790,367	134,073	5.48%

Other Assets	835,459			782,486			626,066			640,628			611,625
Total Average Assets	$12,255,800			$11,583,688			$10,758,412			$10,644,006			$10,401,992

Liabilities and Shareholders’ Equity
Savings	$4,249,153	$16,129	1.52%	$3,993,938	$12,073	1.21%	$3,658,713	$8,634	0.94%	$3,569,992	$7,354	0.82%	$3,491,498	$5,886	0.67%
Time Deposits	2,430,264	18,162	2.99%	2,285,187	15,739	2.75%	2,093,702	12,919	2.47%	2,157,664	12,570	2.33%	2,160,260	11,821	2.19%
S/T Borrowings	555,043	4,298	3.10%	535,485	3,769	2.82%	590,699	3,350	2.27%	508,105	2,235	1.76%	484,850	1,603	1.32%
Long-term Debt	2,074,478	22,522	4.34%	1,960,288	20,647	4.21%	1,889,266	19,667	4.16%	1,859,993	19,200	4.13%	1,802,459	18,350	4.07%

Interest Bearing Liabilities	9,308,938	61,111	2.63%	8,774,898	52,228	2.38%	8,232,380	44,570	2.17%	8,095,754	41,359	2.04%	7,939,067	37,660	1.90%

Non-Interest Bearing Deposits	1,964,872			1,921,119			1,757,545			1,801,238			1,762,175
Other Liabilities	60,013			40,457			52,968			44,795			34,581
Shareholders’ Equity	921,977			847,214			715,519			702,219			666,169
Total Average Liabilities and Shareholders’ Equity	$12,255,800			$11,583,688			$10,758,412			$10,644,006			$10,401,992

Net Interest Income and Margin - tax equivalent basis		$104,611	3.66%		$101,581	3.76%		$96,240	3.80%		$97,585	3.90%		$96,413	3.94%

Notes:
Interest	income is presented on a tax equivalent basis using a 35 percent federal tax rate.
Loans	are stated net of unearned income and include non-accrual loans.